EX 23.1
Form 11-K for 2017
File No. l-8610

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-189789) pertaining to the AT&T Puerto Rico Retirement Savings Plan of our report dated June 22, 2017, with respect to the statement of net assets available for benefits as of December 31, 2016 of the AT&T Puerto Rico Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

Dallas, Texas                                                                                                                                                        /s/ Ernst & Young LLP

June 22, 2018

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